UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 6, 2021

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E Layton Avenue, Denver, Colorado 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 6, 2021, Newmont Corporation, a Delaware corporation (the “Company”), issued a news release announcing the pricing of its previously announced public offering of 2.600% sustainability-linked senior notes due 2032 (the “Notes”) in the principal amount of $1 billion.

A copy of the news release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The Notes have been registered under the Securities Act of 1933, as amended pursuant to a registration statement (the “Shelf Registration Statement”) on Form S-3ASR (No. 333-258097) previously filed with the Securities and Exchange Commission. The Notes will be sold pursuant to a prospectus, dated July 22, 2021 (the “Base Prospectus”), forming a part of the Company’s Shelf Registration Statement, and a prospectus supplement dated December 6, 2021 (the “Prospectus Supplement”).

The aggregate net proceeds expected to be received by the Company from the sale of the Notes are estimated to be approximately $990 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of this offering for the repurchase of (i) the Company’s outstanding 3.700% Notes due 2023 (the “2023 Newmont Notes”), and (ii) outstanding 3.700% Notes due 2023 issued by Goldcorp Inc. (the “2023 Goldcorp Notes” and together with the 2023 Newmont Notes, the “2023 Notes” or the “Tender Offer Notes”), for up to certain aggregate maximum principal tender amounts specified in a related offer to purchase, which are accepted for purchase and any remaining portion for working capital and other general corporate purposes. The offering is expected to close on or about December 20, 2021 (the “Closing Date”), subject to the customary closing conditions.

The Notes will be issued pursuant to an Indenture, dated as of September 18, 2009 (the “Base Indenture”), among the Company, Newmont USA Limited (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by a Fifth Supplemental Indenture, to be dated as of the Closing Date (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.

The Notes are the Company’s unsecured obligations and will rank equally with the Company’s existing and future unsecured senior debt and senior to the Company’s future subordinated debt. The Notes will be guaranteed on a senior unsecured basis by the Guarantor. The guarantees for the Notes are unsecured and unsubordinated obligations of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness of the Guarantor that is currently outstanding or that it may issue in the future. The guarantees will be released if the Guarantor ceases to guarantee more than $75 million of other debt of the Company. In connection with the offering of the Notes, on December 6, 2021, the Company and the Guarantor entered into an underwriting agreement with BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, relating to the sale of the Notes (the “Underwriting Agreement”). The Underwriting Agreement includes customary representations, warranties, covenants, closing conditions, indemnification obligations and other customary provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.1.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to the Company and its affiliates, for which they have received or expect to receive customary compensation.

Certain of the underwriters or their affiliates may be holders of the Tender Offer Notes and, accordingly, may receive a portion of the proceeds of the offering if those Tender Offer Notes are tendered, accepted for purchase and repaid with a portion of the proceeds of the sale of the Notes. BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as dealer-managers for the Tender Offers, for which they will receive customary fees, indemnification against certain liabilities and reimbursement of expenses. Affiliates of certain of the underwriters are lenders under the Company’s senior revolving credit facility.

Important Legal Information

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Prospectus Supplement, the Shelf Registration Statement or the Base Prospectus.

An electronic copy of the Prospectus Supplement and accompanying Base Prospectus for the offering may be obtained at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated December 6, 2021, among the Company, the Guarantor and BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein.
99.1	Press Release, December 6, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT CORPORATION

	By:	/s/ Logan Hennessey
Logan Hennessey
Dated: December 6, 2021		Vice President, Associate General Counsel and Corporate Secretary